UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017 (November 16, 2017)

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2929 Walnut Street

Suite 1700

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Brandywine Realty Trust:

Emerging growth company  ☐

Brandywine Operating Partnership, L.P.:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2017, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), completed its offering and sale (the “Notes Offering”) of $100.0 million in aggregate principal amount of its 3.950% Guaranteed Notes due 2023 (the “2023 Notes”) and $450.0 million in aggregate principal amount of its 3.950% Guaranteed Notes due 2027 (the “2027 Notes” and, together with the 2023 Notes, the “Notes”). The Notes Offering was made pursuant to the Operating Partnership’s shelf registration statement on Form S-3 (File No. 333-216822) filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2017. The material terms of the Notes are described in the base prospectus dated March 20, 2017, as supplemented by a final prospectus supplement dated November 9, 2017.

The Notes were issued under the Indenture, dated as of October 22, 2004 (the “Original Indenture,” and, as modified or supplemented from time to time, the “Indenture”), as supplemented by the First Supplemental Indenture dated as of May 25, 2005 (the “First Supplemental Indenture”), and the Third Supplemental Indenture dated as of April 5, 2011 (the “Third Supplemental Indenture”), among Brandywine Realty Trust (the “Company”), the Operating Partnership and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

The 2023 Notes will bear interest at a rate of 3.950% per year, and the 2027 Notes will bear interest at a rate of 3.950% per year. Interest is payable on the 2023 Notes semi-annually on February 15 and August 15 of each year, beginning on February 15, 2018. Interest is payable on the 2027 Notes semi-annually on May 15 and November 15 of each year, beginning on May 15, 2018.

The Notes will be unsecured obligations of the Operating Partnership and will rank equally with all of its other unsecured unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership. Brandywine Realty Trust (the “Company”), the sole general partner of the Operating Partnership, has fully and unconditionally guaranteed payment of principal and interest on the Notes.

The Operating Partnership may redeem the 2023 Notes at any time in whole or in part, at the Company’s option, and from time to time if redeemed before the date that is 90 days prior to the maturity date, at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2023 Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 35 basis points, plus, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

The Operating Partnership may redeem the 2027 Notes at any time in whole or in part, at the Company’s option, and from time to time if redeemed before the date that is 90 days prior to the maturity date, at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2027 Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points, plus, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If any Notes are redeemed on or after the date that is 90 days prior to the maturity date of the Notes, such notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes then outstanding being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If certain events of default specified in the Indenture occur and are continuing with respect to a series of the Notes, the Trustee or the holders of not less than 25% in outstanding principal amount of a series of the Notes may declare the principal of and premium, if any, and accrued and unpaid interest on the Notes to be due and payable immediately by written notice thereof to the Operating Partnership and the Company (and to the Trustee if given by the holders).

The net proceeds from the Notes Offering amounted to approximately $544.5 million after deducting the underwriting discount and estimated transaction expenses relating to the Notes Offering and payable by the Operating Partnership. The Operating Partnership used a portion of the net proceeds from the Notes Offering to fund its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 4.95% Guaranteed Notes due 2018 (the “2018 Notes) and will use a portion of such net proceeds for any applicable redemption of the 2018 Notes that were not tendered into the Tender Offer, as further described in Item 2.04 below and to repay amounts outstanding under its unsecured revolving credit facility and for other general corporate purposes.

Affiliates of certain of the Underwriters, and the trustee under the indenture for the notes, are lenders and/or agents under the unsecured revolving credit facility and the term loan facilities. To the extent that the net proceeds from the offering are used to repay amounts that have been borrowed, may borrow or re-borrow in the future under the unsecured revolving credit facility and term loan facilities, those lenders will receive a pro rata portion of any of the proceeds from this offering that are used to repay any such amounts.

The foregoing is a summary of the material terms and conditions of the Indenture and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Original Indenture, the First Supplemental Indenture, the Third Supplemental Indenture, the 2023 Notes and the 2027 Notes. The Original Indenture previously was filed with the Commission on October 22, 2004, as Exhibit 4.1 to the Company’s Current Report on Form 8-K, and is incorporated into this Item 1.01 by this reference. The First Supplemental Indenture previously was filed with the Commission on May 26, 2005, as Exhibit 4.1 to the Company’s Current Report on Form 8-K, and is incorporated into this Item 1.01 by this reference. The Third Supplemental Indenture previously was filed with the Commission on April 5, 2011, as Exhibit 4.1 to the Company’s Current Report on Form 8-K, and is incorporated into this Item 1.01 by this reference. A form of 2023 Note and 2027 Note are included in Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes Offering and the issuance of the 2023 Notes and the 2027 Notes is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 17, 2017, the Operating Partnership gave notice under the Indenture for the redemption of the approximately $211,624,000 aggregate principal amount of 2018 Notes remaining outstanding following the Tender Offer of its 2018 Notes. The redemption date will be December 18, 2017 (the “Redemption Date”).

The 2018 Notes will be redeemed at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2018 Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the global note with respect to the 2018 Notes) plus 35 basis points, plus, in the case of either (i) or (ii) above, accrued and unpaid interest on the principal amount of 2018 Notes being redeemed to the Redemption Date.

The redemption notice was distributed to holders of the 2018 Notes or about November 17, 2017. The Operating Partnership intends to use the remaining net proceeds from the Notes Offering to fund the redemption.

Item 7.01	Regulation FD Disclosure.

On November 17, 2017, the Company issued a press release updating its previously issued guidance for the year ending December 31, 2017. That press release is attached hereto as Exhibit 99.3.

The press release includes “non-GAAP financial measures” within the meaning of the Commission’s Regulation G. With respect to such non-GAAP financial measures, we have disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and have provided a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measure.

The information in this Item 7.01 and Exhibit 99.3 attached hereto shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 to this Current Report on Form 8-K or Exhibit 99.3 attached hereto shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. All other exhibits attached hereto shall, however, be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act.

Item 8.01	Other Events.

On November 16, 2017, the Company announced the completion of the Tender Offer. The Tender Offer expired at 5:00 p.m., New York City time, on Thursday, November 16, 2017 (the “Expiration Date”). As of the expiration of the Tender Offer, $113,376,000 or 34.88% of the $325,000,000 aggregate principal amount of the 2018 Notes outstanding prior to the Tender Offer had been validly tendered and not withdrawn in the Tender Offer. The Operating Partnership accepted for purchase all of the Notes validly tendered and delivered (and not validly withdrawn) in the Tender Offer at or prior to the Expiration Date. Payment for the Notes purchased pursuant to the Tender Offer was made on November 17, 2017 (the “Payment Date”).

The consideration paid under the Tender Offer was $1,010.53 per $1,000 principal amount of 2018 Notes, plus accrued and unpaid interest to, but not including, the Payment Date. The total Tender Offer consideration of $115,068,704 including accrued and unpaid interest was funded from a portion of the net proceeds from the Notes Offering.

The Tender Offer was made pursuant to the Operating Partnership’s Offer to Purchase dated November 9, 2017 and the related Letter of Transmittal and Notice of Guaranteed Delivery. Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as Dealer Managers for the Tender Offer. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation to buy any of the Notes nor is it a solicitation for acceptance of the Tender Offer.

The press releases announcing the pricing and expiration of the Tender Offer are attached hereto as Exhibit 99.1 and 99.2, respectively and are incorporated in this Item 8.01 by this reference.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
4.1	Form of 3.950% Guaranteed Notes due 2023.
4.2	Form of 3.950% Guaranteed Notes due 2027.
99.1	Brandywine Realty Trust Press Release dated November 16, 2017.
99.2	Brandywine Realty Trust Press Release dated November 16, 2017.
99.3	Brandywine Realty Trust Press Release dated November 17, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date: November 17, 2017